Exhibit 99

From: Brian Manthey (news media)

414-221-4444

Brian.Manthey@we-energies.com

Colleen F. Henderson, CFA (analysts)

414-221-2592

Colleen.Henderson@wisconsinenergy.com

Feb. 1, 2011

Wisconsin Energy Corporation posts fourth quarter

and full-year results for 2010

MILWAUKEE - Wisconsin Energy (NYSE: WEC) today reported earnings from continuing operations of $126 million or $1.06 a share for the fourth quarter of 2010. This compares with earnings from continuing operations of $113 million or 96 cents a share for the final quarter of 2009.

Fourth quarter revenues were $1.09 billion in 2010, compared with $1.06 billion in the corresponding quarter a year ago. For the full year 2010, revenues were $4.20 billion, up slightly from $4.10 billion in 2009.

Wisconsin Energy's 2010 earnings from continuing operations totaled $454 million or $3.84 per share. In 2009, earnings from continuing operations were $376 million or $3.19 per share.

Total sales of electricity to retail customers across the region rose by 6 percent during 2010. Residential use of electric energy grew by 6 percent as households responded to warm, humid summer temperatures. And electricity usage by commercial and industrial customers increased by 6.1 percent - reflecting a modest recovery in the economy.

At the end of 2010, the company was serving 2,800 more electric customers and 4,300 more natural gas customers than the prior year.

Among the positive factors contributing to the company's 2010 results were effective cost controls, warm summer weather and earnings from the first expansion unit at Oak Creek, which was placed into commercial operation in February 2010. Unit 2 at Oak Creek began commercial service on Jan. 12, 2011.

"During the past year, we completed the largest construction project in Wisconsin history - adding efficient, state of the art capacity that will serve our customers well for decades to come," said Gale Klappa, chairman, president and chief executive officer. "And on virtually every meaningful operating measure, from safety to customer satisfaction to power restoration after major storms, the company made great strides during the year."

Earnings per share listed in this news release are on a fully diluted basis and do not reflect the impact of the previously announced two-for-one stock split which will be effective March 1, 2011.

Conference Call

A conference call is scheduled for 1 p.m. Central time on Wednesday, Feb. 2, 2011. The presentation will review 2010 fourth quarter and year-end earnings and will discuss the company's outlook for the future.

All interested parties, including stockholders, the news media and the general public, are invited to listen to the presentation. The conference call may be accessed by dialing 866-439-9410 up to 15 minutes before the call begins. International callers may dial 706-643-5658. The confirmation code is 34794048. Access also may be gained through the company's website (www.wisconsinenergy.com). Click on the icon for the "Year-end 2010 Earnings Release & Conference Call" and select "webcast audio." In conjunction with this earnings announcement, Wisconsin Energy will post on its website a package of detailed financial information on its fourth quarter performance. The materials will be available at 3:35 p.m. Central time on Feb. 1, 2011. An archive of the presentation will be available on the website after the call. A replay of the audio portion of the presentation will be available approximately two hours following the conclusion of the presentation and accessible through Feb. 16, 2011. Domestic callers should dial 800-642-1687. International callers should dial 706-645-9291. The replay confirmation code is 34794048.

Wisconsin Energy Corporation (NYSE: WEC), based in Milwaukee, is one of the nation's premier energy companies, serving more than 1.1 million electric customers in Wisconsin and Michigan's Upper Peninsula and more than 1 million natural gas customers in Wisconsin. The company's principal utility is We Energies. The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

Wisconsin Energy Corporation (www.wisconsinenergy.com), a component of the S&P 500, has more than $12 billion of assets, approximately 4,700 employees and approximately 43,600 stockholders of record.

# # #

Forward-Looking Statements

Certain statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management's expectations regarding the operation of Unit 1 and Unit 2 at Oak Creek. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: catastrophic weather-related or terrorism-related damage; unscheduled generation outages or unplanned maintenance or repairs; unanticipated events causing scheduled generation outages to last longer than expected; the impact of recent and future federal, state and local legislative and regulatory changes, including any new environmental laws; and other factors described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings "Cautionary Statement Regarding Forward-Looking Information" and "Risk Factors" contained in the company's Form 10-K for the year ended Dec. 31, 2009 and in subsequent reports filed with the Securities and Exchange Commission. The company expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Tables Follow

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED INCOME STATEMENTS

	Three Months Ended December 31		Year Ended December 31

	2010	2009	2010	2009

	(Millions of Dollars, Except Per Share Amounts)

Operating Revenues	$1,089.8	$1,061.3	$4,202.5	$4,100.9

Operating Expenses
Fuel and purchased power	228.5	250.2	1,099.9	1,059.7
Cost of gas sold	232.5	244.1	751.5	912.0
Other operation and maintenance	356.5	311.0	1,327.5	1,246.1
Depreciation and decommissioning	77.0	85.9	305.6	343.0
Property and revenue taxes	26.2	27.6	106.0	110.5

Total Operating Expenses	920.7	918.8	3,590.5	3,671.3

Amortization of Gain	46.6	53.5	198.4	230.7

Operating Income	215.7	196.0	810.4	660.3

Equity in Earnings of Transmission Affiliate	14.6	15.5	60.1	59.1
Other Income and Deductions, net	14.7	4.5	40.2	28.5
Interest Expense, net	51.5	37.7	206.4	156.7

Income from Continuing
Operations Before Income Taxes	193.5	178.3	704.3	591.2

Income Taxes	67.9	65.2	249.9	215.5

Income from Continuing Operations	125.6	113.1	454.4	375.7

Income from Discontinued
Operations, Net of Tax	0.3	5.6	2.1	6.7

Net Income	$125.9	$118.7	$456.5	$382.4

Earnings Per Share (Basic)
Continuing operations	$1.07	$0.97	$3.89	$3.21
Discontinued operations	0.01	0.05	0.02	0.06

Total Earnings Per Share (Basic)	$1.08	$1.02	$3.91	$3.27

Earnings Per Share (Diluted)
Continuing operations	$1.06	$0.96	$3.84	$3.19
Discontinued operations	-	0.05	0.02	0.05

Total Earnings Per Share (Diluted)	$1.06	$1.01	$3.86	$3.24

Weighted Average Common
Shares Outstanding (Millions)
Basic	116.9	116.9	116.9	116.9
Diluted	118.4	118.0	118.4	117.9

Dividends Per Share of Common Stock	$0.40	$0.3375	$1.60	$1.35

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS

	December 31

	2010	2009

	(Millions of Dollars)
Assets

Property, Plant and Equipment, Net	$9,601.5	$9,015.8

Investments
Equity investment in transmission affiliate	330.5	314.6
Other	45.8	44.1

Total Investments	376.3	358.7

Current Assets
Cash and cash equivalents	24.5	20.2
Restricted cash	8.3	194.5
Accounts receivable	344.6	298.7
Accrued revenues	280.3	288.7
Materials, supplies and inventories	379.1	378.1
Regulatory assets	54.4	58.9
Prepayments and other	239.9	290.2

Total Current Assets	1,331.1	1,529.3

Deferred Charges and Other Assets
Regulatory assets	1,090.1	1,180.5
Goodwill, net	441.9	441.9
Other	218.9	171.7

Total Deferred Charges and Other Assets	1,750.9	1,794.1

Total Assets	$13,059.8	$12,697.9

Capitalization and Liabilities

Capitalization
Common equity	$3,802.1	$3,566.9
Preferred stock of subsidiary	30.4	30.4
Long-term debt	3,932.0	3,875.8

Total Capitalization	7,764.5	7,473.1

Current Liabilities
Long-term debt due currently	473.4	295.7
Short-term debt	657.9	825.1
Accounts payable	315.4	290.6
Regulatory liabilities	15.3	222.8
Other	259.1	259.9

Total Current Liabilities	1,721.1	1,894.1

Deferred Credits and Other Liabilities
Regulatory liabilities	883.8	876.0
Deferred income taxes - long-term	1,154.8	1,017.9
Deferred revenue, net	805.5	739.1
Pension and other benefit obligations	353.2	318.7
Other	376.9	379.0

Total Deferred Credits and Other Liabilities	3,574.2	3,330.7

Total Capitalization and Liabilities	$13,059.8	$12,697.9

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Year Ended December 31

	2010	2009

	(Millions of Dollars)
Operating Activities
Net income	$456.5	$382.4
Reconciliation to cash
Depreciation and amortization	317.4	346.9
Contribution to benefit plans	-	(289.3)
Working capital and other	36.5	188.9

Cash Provided by Operating Activities	810.4	628.9

Investing Activities
Capital expenditures	(798.2)	(814.6)
Change in restricted cash	186.2	192.0
Proceeds from asset sales	68.7	16.8
Other investing activities, net	(90.2)	(130.3)

Cash Used in Investing Activities	(633.5)	(736.1)

Financing Activities
Common stock issued (repurchased), net	(65.7)	(12.6)
Dividends paid on common stock	(187.0)	(157.8)
Change in debt, net	71.1	263.2
Other financing activities, net	9.0	2.9

Cash (Used in) Provided by Financing Activities	(172.6)	95.7

Change in Cash	4.3	(11.5)

Cash at Beginning of Year	20.2	31.7

Cash at End of Year	$24.5	$20.2